Media Contact: David Rubinger 404.502.1240 / david.rubinger@statebt.com
Investor Relations Contact: Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Financial Corporation Reports First Quarter Financial Results

▪	First quarter 2014 net income of $4.3 million, or $.13 per diluted share

▪	Net organic loan growth of $43 million

▪	Year-over-year and linked-quarter growth in payroll fee income

▪	Announced transaction with Atlanta Bancorporation subsequent to quarter-end

ATLANTA, GA, April 30, 2014 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the quarter ended March 31, 2014. Net income for the first quarter of 2014 was $4.3 million, compared to a net loss of $1.2 million for the first quarter of 2013 and net income of $9.4 million for the fourth quarter of 2013. Fully diluted earnings per share were $.13 in the first quarter of 2014 compared to a loss per share of $.04 in the first quarter of 2013 and fully diluted earnings per share of $.28 in the fourth quarter of 2013.

Joe Evans, Chairman and CEO, commented, "The first quarter of 2014 provided a solid start to the year for our company. I am very pleased with the positive trends in our traditional banking operations: our payroll business posted a record quarter, we experienced solid growth in organic loans and noninterest-bearing deposits, our credit metrics remained exceptional and our expense levels reflected the benefit of the efficiency actions undertaken over the past year.  As expected, the FDIC receivable and related amortization expense on the covered loan portfolio both declined in the quarter, and we feel very well prepared for the expiration of our largest commercial loss share agreements later this year."

Operating Highlights

Net interest income was $42.4 million in the first quarter of 2014, down from $64.4 million in the fourth quarter of 2013 but up from $35.5 million in the first quarter of 2013. Accretion income on covered loans was $26.5 million in the first quarter of 2014, down from $48.1 million in the fourth quarter of 2013 due to smaller gains on covered loan pools closing out in the first quarter of 2014 compared to the fourth quarter of 2013. Interest income on noncovered loans for the first quarter of 2014 was $15.3 million, down from $15.9 million in the prior quarter, but up from $14.4 million in the first quarter of 2013. The yield on noncovered loans decreased slightly versus the prior quarter, down four basis points to 5.49% in the first quarter of 2014. The higher yield in the previous quarter was elevated, in part, by the acceleration of fee income recognition resulting from the high level of payoffs we experienced in the fourth quarter of 2013. Interest expense of $1.9 million in the first quarter of 2014 was down slightly versus the prior quarter and the prior year. Cost of funds for the first quarter of 2014 of 37 basis points was unchanged from the prior quarter and down one basis point from the first quarter of 2013.

The noncovered loan portfolio continues to perform well, as recoveries were greater than charge-offs in the first quarter of 2014. We recorded no provision for loan losses on noncovered loans for the second straight quarter. The provision on covered loans, net of the FDIC benefit, was $590 thousand in the first quarter of 2014 principally related to one of the pools that closed in the quarter.

Noninterest income excluding amortization of the FDIC receivable for loss share agreements, which we refer to as the indemnification asset, was $3.1 million for the first quarter of 2014, down from $4.0 million in the fourth quarter of 2013. Higher linked-quarter payroll fee income of $74 thousand partially offset a $146 thousand decrease in service charge income, which declined due to lower consumer NSF fees. Noninterest income was also impacted by ineffectiveness in the hedges on underlying fixed-rate loans, which contributed to a $526 thousand linked-quarter decline. Total noninterest income for the first quarter of 2014, which includes amortization of the indemnification asset, was negative $12.2 million compared to negative $27.4 million in the fourth quarter of 2013 and negative $12.7 million in the first quarter of 2013.

Amortization of the indemnification asset negatively impacted noninterest income by $15.3 million in the first quarter of 2014 compared to $31.4 million in the fourth quarter of 2013 and $16.8 million in the first quarter of 2013. As of March 31, 2014, we are currently projecting $29 million of scheduled amortization of the indemnification asset with an estimated weighted average life of four quarters, versus $156 million of scheduled loan accretion income with an estimated weighted average life of ten quarters. Although the estimated weighted average life of the scheduled amortization and remaining accretable discount increased slightly this quarter, the effect of this lengthening is not significant, since we are dealing with much lower overall amounts compared to previous quarters. This lengthening of the weighted average life of both accretion and amortization is expected as the larger, shorter-term non-single family tranches of loss share expire and the related assets are resolved.

Total noninterest expense for the first quarter of 2014 was $23.1 million, up $365 thousand from the fourth quarter of 2013 but down $3.6 million from the first quarter of 2013. Salary and benefit costs increased to $15.1 million for the first quarter of 2014 from $14.5 million in the prior quarter driven primarily by higher seasonal tax and benefit costs, including higher FICA taxes. Approximately $200 thousand of the $577 thousand linked-quarter increase in salaries and benefits was due to one-time severance costs related to headcount reductions in the special assets division. Loan collection and OREO costs decreased $109 thousand linked-quarter to $624 thousand in the first quarter of 2014.

Financial Condition

Total assets at March 31, 2014 were $2.62 billion, up from $2.60 billion at December 31, 2013 but down from $2.64 billion at March 31, 2013. Loans not covered by loss share agreements with the FDIC increased to $1.17 billion at March 31, 2014, a net increase of $43.4 million from the fourth quarter of 2013. Noncovered loans comprise 82.6% of total gross loans at March 31, 2014. Total net loans were $1.38 billion at March 31, 2014, up $30.2 million from the fourth quarter of 2013 but down $27.3 million from the first quarter of 2013 as covered loans continue to be resolved.

Total deposits at March 31, 2014 were $2.14 billion, up from $2.13 billion at the end of the fourth quarter of 2013 but down from $2.15 billion at the end of the first quarter of 2013. Noninterest-bearing deposits increased $3.3 million from the fourth quarter of 2013 and $61.7 million from the first quarter of 2013. Period-end noninterest-bearing deposits represented 22.0% of total deposits as of March 31, 2014. Average noninterest-bearing deposits increased $10.3 million from the fourth quarter of 2013 and $57.2 million from the first quarter of 2013.

Tangible book value per share was $13.36 at the end of the first quarter of 2014. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 16.67% and a Tier I risk-based capital ratio of 27.20%.

Recent Transaction

On April 28, 2014, State Bank Financial Corporation announced the signing of a definitive agreement with Atlanta Bancorporation, Inc. and its wholly-owned subsidiary, Bank of Atlanta. Upon closing of the transaction, Atlanta Bancorporation will merge into State Bank Financial, immediately followed by the merger of Bank of Atlanta into State Bank and Trust Company, a wholly-owned subsidiary of State Bank Financial. Bank of Atlanta is headquartered in midtown Atlanta and operates one additional banking office in Duluth, Georgia. At March 31, 2014, Bank of Atlanta had approximately $198 million of total assets, $123 million of loans and $161 million of deposits. State Bank Financial has agreed to pay approximately $25 million in cash for all outstanding shares of Atlanta Bancorporation. The agreement has been unanimously approved by the Boards of Directors of both companies and is expected to close no later than the fourth quarter of 2014. Completion of the transaction is subject to certain closing conditions, including customary regulatory approvals and the approval by Atlanta Bancorporation shareholders.

Detailed Results

Supplemental tables displaying financial results for the first quarter of 2014 and the previous four quarters are included with this press release.

Conference Call

State Bank Chief Executive Officer Joe Evans, Chief Financial Officer Tom Callicutt and Executive Risk Officer Kim Childers will discuss financial and business results for the quarter on a conference call today at 10:00 a.m. EDT. The dial in number is 1.800.918.9476. Please dial in 10 minutes prior to the start of the call to register. You will be asked to provide your name and affiliation/company to join the call. A replay of the conference call will be available shortly after the call's completion in the Investors section on the company's website at www.statebt.com. A slide presentation for today's call is also available in the Investors section on the company's website.

About State Bank Financial Corporation and State Bank and Trust Company
State Bank Financial Corporation (NASDAQ: STBZ) is the holding company for State Bank and Trust Company, one of Georgia's best-capitalized banks, with approximately $2.6 billion in assets as of March 31, 2014. State Bank has locations in Metro Atlanta and Middle Georgia.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, expectations and benefits of our strategic plan, including projections and expectations of future growth, the impact of the expiration of our loss share agreements, amortization of the FDIC receivable for loss share agreements and accretion on covered loans, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, acquired assets and assumed liabilities in our FDIC-assisted transactions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2013, for a description of some of the important factors that may affect actual outcomes.

State Bank Financial Corporation 1Q14 Financial Supplement: Table 1 Condensed Consolidated Financial Summary Results Quarterly (Unaudited)

						1Q14 Change vs.
(Dollars in thousands, except per share amounts)	1Q14	4Q13	3Q13	2Q13	1Q13	4Q13	1Q13
Income Statement Highlights
Total interest income on invested funds	$2,493	$2,416	$2,587	$2,693	$2,502	$77	$(9)
Interest income on noncovered loans, including fees	15,275	15,861	15,800	15,141	14,374	(586)	901
Accretion income on covered loans	26,536	48,065	27,978	25,787	20,636	(21,529)	5,900
Total interest expense	1,894	1,961	1,981	1,995	1,996	(67)	(102)
Net interest income	42,410	64,381	44,384	41,626	35,516	(21,971)	6,894
Provision for loan losses (noncovered loans)	—	—	905	665	350	—	(350)
Provision for loan losses (covered loans)	590	(98)	(636)	(1,288)	(2,385)	688	2,975
Amortization of FDIC receivable for loss share agreements	(15,292)	(31,372)	(18,971)	(20,762)	(16,779)	16,080	1,487
Noninterest income	3,103	3,955	4,471	4,224	4,121	(852)	(1,018)
Noninterest expense	23,083	22,718	23,124	25,461	26,664	365	(3,581)
Income (loss) before income taxes	6,548	14,344	6,491	250	(1,771)	(7,796)	8,319
Income tax expense (benefit)	2,226	4,927	2,142	113	(615)	(2,701)	2,841
Net income (loss)	$4,322	$9,417	$4,349	$137	$(1,156)	$(5,095)	$5,478
Per Common Share Data
Basic net income (loss) per share	$.13	$.29	$.14	$—	$(.04)	$(.16)	$.17
Diluted net income (loss) per share	.13	.28	.13	—	(.04)	(.15)	.17
Cash dividends declared per share	.03	.03	.03	.03	.03	—	—
Book value per share at period end	13.74	13.62	13.36	13.34	13.38	.12	.36
Tangible book value per share at period end	13.36	13.24	12.97	12.94	12.96	.12	.40
Market price at period end	17.69	18.19	15.87	15.03	16.37	(.50)	1.32
Period end shares outstanding	32,123,645	32,094,145	32,076,645	31,926,331	31,918,665	29,500	204,980
Weighted Average Shares Outstanding:
Basic	32,094,473	32,086,781	31,998,901	31,918,677	31,908,776	7,692	185,697
Diluted	33,644,135	33,519,550	33,296,650	33,124,681	31,908,776	124,585	1,735,359
Average Balance Sheet Highlights
Noncovered loans, net of unearned income	$1,133,802	$1,144,116	$1,140,052	$1,083,549	$1,007,094	$(10,314)	$126,708
Covered loans	250,824	258,600	305,487	351,955	419,204	(7,776)	(168,380)
Loans, net of unearned income	1,384,626	1,402,716	1,445,539	1,435,504	1,426,298	(18,090)	(41,672)
Assets	2,575,216	2,559,725	2,561,802	2,644,241	2,627,041	15,491	(51,825)
Deposits	2,088,787	2,089,202	2,077,170	2,147,653	2,115,382	(415)	(26,595)
Liabilities	2,136,111	2,130,231	2,134,590	2,217,002	2,197,455	5,880	(61,344)
Equity	439,105	429,494	427,212	427,239	429,586	9,611	9,519
Tangible common equity	426,828	417,030	414,516	414,181	416,155	9,798	10,673
Key Metrics (1)
Return on average assets	.68%	1.46%	.67%	.02%	(.18)%	(.78)%	.86%
Return on average equity	3.99	8.70	4.04	.13	(1.09)	(4.71)	5.08
Yield on earning assets	7.71	11.60	8.30	7.75	6.94	(3.89)	.77
Cost of funds	.37	.37	.38	.37	.38	—	(.01)
Rate on interest-bearing liabilities	.46	.47	.47	.46	.47	(.01)	(.01)
Net interest margin	7.38	11.26	7.95	7.40	6.58	(3.88)	.80
Average equity to average assets	17.05	16.78	16.68	16.16	16.35	.27	.70
Leverage ratio	16.67	16.55	16.20	15.57	15.51	.12	1.16
Tier I risk-based capital ratio	27.20	27.85	26.18	25.88	28.17	(.65)	(.97)
Total risk-based capital ratio	28.47	29.11	27.44	27.14	29.45	(.64)	(.98)
Efficiency ratio	76.19	61.28	77.16	101.14	116.21	14.91	(40.02)
Average loans to average deposits	66.29	67.14	69.59	66.84	67.43	(.85)	(1.14)
Noninterest-bearing deposits to total deposits	22.02	22.00	20.50	20.22	19.07	.02	2.95
Nonperforming loans to total noncovered loans (2)	.18	.20	.25	.32	.41	(.02)	(.23)
Nonperforming assets to loans + ORE:
Noncovered	.26	.29	.33	.42	.44	(.03)	(.18)
Covered	13.23	15.22	15.11	13.56	10.67	(1.99)	2.56
(1)  Income calculated on a fully tax-equivalent basis.
(2)  The ratio of nonperforming covered loans to total covered loans is not presented, as there are no covered loans designated as nonperforming.

State Bank Financial Corporation 1Q14 Financial Supplement: Table 2 Condensed Consolidated Balance Sheets Quarterly (Unaudited)

						1Q14 Change vs.
(Dollars in thousands)	1Q14	4Q13	3Q13	2Q13	1Q13	4Q13	1Q13
Assets
Cash and amounts due from depository institutions	$7,314	$8,518	$7,888	$6,783	$7,680	$(1,204)	$(366)
Interest-bearing deposits in other financial institutions	549,593	590,231	399,267	430,937	459,494	(40,638)	90,099
Cash and cash equivalents	556,907	598,749	407,155	437,720	467,174	(41,842)	89,733
Investment securities available-for-sale	454,053	387,048	374,838	370,146	351,565	67,005	102,488
Loans receivable:
Noncovered under FDIC loss share agreements	1,166,913	1,123,475	1,164,854	1,123,122	1,051,455	43,438	115,458
Covered under FDIC loss share agreements	246,279	257,494	290,077	333,683	396,831	(11,215)	(150,552)
Allowance for loan losses (noncovered loans)	(16,858)	(16,656)	(16,427)	(15,805)	(15,122)	(202)	(1,736)
Allowance for loan losses (covered loans)	(19,182)	(17,409)	(12,075)	(17,630)	(28,706)	(1,773)	9,524
Net loans	1,377,152	1,346,904	1,426,429	1,423,370	1,404,458	30,248	(27,306)
Mortgage loans held for sale	1,552	897	885	753	2,386	655	(834)
Other real estate owned:
Noncovered under FDIC loss share agreements	901	965	974	1,097	276	(64)	625
Covered under FDIC loss share agreements	37,536	46,222	51,651	52,345	47,401	(8,686)	(9,865)
Premises and equipment, net	34,592	33,318	33,988	34,856	35,379	1,274	(787)
Goodwill	10,381	10,381	10,381	10,381	10,381	—	—
Other intangibles, net	1,824	1,986	2,150	2,449	2,819	(162)	(995)
FDIC receivable for loss share agreements, net	65,248	103,160	156,549	210,557	258,848	(37,912)	(193,600)
Other assets	77,232	71,075	62,101	64,023	60,619	6,157	16,613
Total assets	$2,617,378	$2,600,705	$2,527,101	$2,607,697	$2,641,306	$16,673	$(23,928)
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$471,414	$468,138	$420,269	$429,960	$409,717	$3,276	$61,697
Interest-bearing deposits	1,669,647	1,660,187	1,629,642	1,696,124	1,738,473	9,460	(68,826)
Total deposits	2,141,061	2,128,325	2,049,911	2,126,084	2,148,190	12,736	(7,129)
Securities sold under agreements to repurchase	—	1,216	1,082	3,576	3,959	(1,216)	(3,959)
Notes payable	4,371	5,682	5,690	5,698	3,861	(1,311)	510
Other liabilities	30,507	28,299	41,825	46,413	58,360	2,208	(27,853)
Total liabilities	2,175,939	2,163,522	2,098,508	2,181,771	2,214,370	12,417	(38,431)
Total shareholders’ equity	441,439	437,183	428,593	425,926	426,936	4,256	14,503
Total liabilities and shareholders’ equity	$2,617,378	$2,600,705	$2,527,101	$2,607,697	$2,641,306	$16,673	$(23,928)
Capital Ratios
Average equity to average assets	17.05%	16.78%	16.68%	16.16%	16.35%	.27%	.70%
Leverage ratio	16.67	16.55	16.20	15.57	15.51	.12	1.16
Tier I risk-based capital ratio	27.20	27.85	26.18	25.88	28.17	(.65)	(.97)
Total risk-based capital ratio	28.47	29.11	27.44	27.14	29.45	(.64)	(.98)

State Bank Financial Corporation 1Q14 Financial Supplement: Table 3 Condensed Consolidated Income Statements Quarterly (Unaudited)

						1Q14 Change vs.
(Dollars in thousands, except per share amounts)	1Q14	4Q13	3Q13	2Q13	1Q13	4Q13	1Q13
Total interest income on invested funds	$2,493	$2,416	$2,587	$2,693	$2,502	$77	$(9)
Interest income on noncovered loans, including fees	15,275	15,861	15,800	15,141	14,374	(586)	901
Accretion income on covered loans	26,536	48,065	27,978	25,787	20,636	(21,529)	5,900
Total interest expense	1,894	1,961	1,981	1,995	1,996	(67)	(102)
Net interest income	42,410	64,381	44,384	41,626	35,516	(21,971)	6,894
Provision for loan losses (noncovered loans)	—	—	905	665	350	—	(350)
Provision for loan losses (covered loans)	590	(98)	(636)	(1,288)	(2,385)	688	2,975
Net interest income after provision for loan losses	41,820	64,479	44,115	42,249	37,551	(22,659)	4,269
Noninterest Income:
Amortization of FDIC receivable for loss share agreements	(15,292)	(31,372)	(18,971)	(20,762)	(16,779)	16,080	1,487
Service charges on deposits	1,158	1,304	1,353	1,284	1,215	(146)	(57)
Mortgage banking income	159	153	260	289	306	6	(147)
Gain on sale of investment securities	11	—	717	—	364	11	(353)
Payroll fee income	953	879	727	705	832	74	121
ATM income	590	604	604	635	605	(14)	(15)
Bank-owned life insurance income	329	333	342	335	344	(4)	(15)
Other	(97)	682	468	976	455	(779)	(552)
Total noninterest income	(12,189)	(27,417)	(14,500)	(16,538)	(12,658)	15,228	469
Noninterest Expense:
Salaries and employee benefits	15,077	14,500	14,794	15,547	17,395	577	(2,318)
Occupancy and equipment	2,529	2,330	2,431	2,550	2,456	199	73
Legal and professional fees	1,014	1,154	954	1,280	1,601	(140)	(587)
Marketing	332	369	457	350	328	(37)	4
Federal deposit insurance premiums and other regulatory fees	334	303	939	604	469	31	(135)
Loan collection and OREO costs	624	733	374	1,944	1,288	(109)	(664)
Data processing	1,672	1,595	1,551	1,504	1,437	77	235
Amortization of intangibles	162	164	299	369	370	(2)	(208)
Other	1,339	1,570	1,325	1,313	1,320	(231)	19
Total noninterest expense	23,083	22,718	23,124	25,461	26,664	365	(3,581)
Income (Loss) Before Income Taxes	6,548	14,344	6,491	250	(1,771)	(7,796)	8,319
Income tax expense (benefit)	2,226	4,927	2,142	113	(615)	(2,701)	2,841
Net Income (Loss)	$4,322	$9,417	$4,349	$137	$(1,156)	$(5,095)	$5,478
Basic Net Income (Loss) Per Share	$.13	$.29	$.14	$—	$(.04)	$(.16)	$.17
Diluted Net Income (Loss) Per Share	.13	.28	.13	—	(.04)	(.15)	.17
Weighted Average Shares Outstanding:
Basic	32,094,473	32,086,781	31,998,901	31,918,677	31,908,776	7,692	185,697
Diluted	33,644,135	33,519,550	33,296,650	33,124,681	31,908,776	124,585	1,735,359

State Bank Financial Corporation 1Q14 Financial Supplement: Table 4 Condensed Consolidated Composition of Loans and Deposits at Period Ends Quarterly (Unaudited)

						1Q14 Change vs.
(Dollars in thousands)	1Q14	4Q13	3Q13	2Q13	1Q13	4Q13	1Q13
Composition of Loans
Noncovered loans:
Construction, land & land development	$259,488	$251,043	$285,855	$295,756	$265,055	$8,445	$(5,567)
Other commercial real estate	593,260	550,474	552,579	508,620	486,287	42,786	106,973
Total commercial real estate	852,748	801,517	838,434	804,376	751,342	51,231	101,406
Commercial & industrial	28,140	30,145	27,573	33,908	35,944	(2,005)	(7,804)
Owner-occupied real estate	171,221	174,858	181,882	186,652	176,426	(3,637)	(5,205)
Total commercial & industrial	199,361	205,003	209,455	220,560	212,370	(5,642)	(13,009)
Residential real estate	67,896	66,835	63,386	53,962	45,433	1,061	22,463
Consumer & other	46,908	50,120	53,579	44,224	42,310	(3,212)	4,598
Total noncovered loans	1,166,913	1,123,475	1,164,854	1,123,122	1,051,455	43,438	115,458
Covered loans:
Construction, land & land development	30,770	35,383	40,268	51,660	58,802	(4,613)	(28,032)
Other commercial real estate	65,599	67,573	77,040	91,246	115,194	(1,974)	(49,595)
Total commercial real estate	96,369	102,956	117,308	142,906	173,996	(6,587)	(77,627)
Commercial & industrial	4,216	4,271	6,378	8,059	10,811	(55)	(6,595)
Owner-occupied real estate	52,791	54,436	55,723	67,568	80,239	(1,645)	(27,448)
Total commercial & industrial	57,007	58,707	62,101	75,627	91,050	(1,700)	(34,043)
Residential real estate	92,509	95,240	109,806	114,036	131,254	(2,731)	(38,745)
Consumer & other	394	591	862	1,114	531	(197)	(137)
Total covered loans	246,279	257,494	290,077	333,683	396,831	(11,215)	(150,552)
Total loans	$1,413,192	$1,380,969	$1,454,931	$1,456,805	$1,448,286	$32,223	$(35,094)
Composition of Deposits
Noninterest-bearing demand deposits	$471,414	$468,138	$420,269	$429,960	$409,717	$3,276	$61,697
Interest-bearing transaction accounts	382,697	367,983	304,085	351,289	333,336	14,714	49,361
Savings and money market deposits	903,198	892,136	908,410	911,415	959,912	11,062	(56,714)
Time deposits less than $100,000	162,002	168,611	177,634	186,874	194,098	(6,609)	(32,096)
Time deposits $100,000 or greater	116,858	124,827	132,538	139,671	144,501	(7,969)	(27,643)
Brokered and wholesale time deposits	104,892	106,630	106,975	106,875	106,626	(1,738)	(1,734)
Total deposits	$2,141,061	$2,128,325	$2,049,911	$2,126,084	$2,148,190	$12,736	$(7,129)

State Bank Financial Corporation 1Q14 Financial Supplement: Table 5 Condensed Consolidated Asset Quality Data Quarterly (Unaudited)

						1Q14 Change vs.
(Dollars in thousands)	1Q14	4Q13	3Q13	2Q13	1Q13	4Q13	1Q13
Nonperforming noncovered assets:
Nonaccrual loans	$1,265	$1,396	$1,978	$2,704	$3,424	$(131)	$(2,159)
Troubled debt restructurings	866	869	876	890	884	(3)	(18)
Total nonperforming noncovered loans	2,131	2,265	2,854	3,594	4,308	(134)	(2,177)
Other real estate owned	901	965	974	1,097	276	(64)	625
Total nonperforming noncovered assets	3,032	3,230	3,828	4,691	4,584	(198)	(1,552)
Nonperforming covered assets:
Other real estate owned (1)	$37,536	$46,222	$51,651	$52,345	$47,401	$(8,686)	$(9,865)
Noncovered assets:
Charge-offs	$136	$67	$330	$8	$12	$69	$124
Recoveries	338	296	47	26	124	42	214
Net (recoveries) charge-offs	$(202)	$(229)	$283	$(18)	$(112)	$27	$(90)
Ratios:
Annualized QTD net (recoveries) charge-offs to total average noncovered loans	(.07)%	(.08)%	.10%	(.01)%	(.05)%	.01%	(.02)%
Nonperforming loans to total noncovered loans (2)	.18	.20	.25	.32	.41	(.02)	(.23)
Nonperforming assets to loans + ORE:
Noncovered	.26	.29	.33	.42	.44	(.03)	(.18)
Covered	13.23	15.22	15.11	13.56	10.67	(1.99)	2.56
Allowance for loan losses to loans:
Noncovered	1.44	1.48	1.41	1.41	1.44	(.04)	—
Covered	7.79	6.76	4.16	5.28	7.23	1.03	.56

(1)  Total nonperforming assets for covered assets consist of other real estate only. There are no covered loans designated as nonperforming.
(2)  The ratio of nonperforming covered loans to total covered loans is not presented, as there are no covered loans designated as nonperforming.

State Bank Financial Corporation 1Q14 Financial Supplement: Table 6 Condensed Consolidated Average Balances and Yield Analysis Quarterly (Unaudited)

						1Q14 Change vs.
(Dollars in thousands)	1Q14	4Q13	3Q13	2Q13	1Q13	4Q13	1Q13
Selected Average Balances
Interest-bearing deposits in other financial institutions	$518,362	$489,046	$398,391	$465,823	$447,929	$29,316	$70,433
Taxable investment securities	425,158	374,416	369,485	352,955	314,510	50,742	110,648
Nontaxable investment securities	5,538	5,559	5,836	6,436	7,089	(21)	(1,551)
Noncovered loans receivable (1)	1,133,802	1,144,116	1,140,052	1,083,549	1,007,094	(10,314)	126,708
Covered loans receivable	250,824	258,600	305,487	351,955	419,204	(7,776)	(168,380)
Total earning assets	2,333,684	2,271,737	2,219,251	2,260,718	2,195,826	61,947	137,858
Total nonearning assets	241,532	287,988	342,551	383,523	431,215	(46,456)	(189,683)
Total assets	2,575,216	2,559,725	2,561,802	2,644,241	2,627,041	15,491	(51,825)
Interest-bearing transaction accounts	357,988	338,502	320,168	360,221	324,342	19,486	33,646
Savings & money market deposits	894,994	909,999	908,275	936,819	956,517	(15,005)	(61,523)
Time deposits less than $100,000	165,158	173,061	181,865	190,795	197,893	(7,903)	(32,735)
Time deposits $100,000 or greater	122,217	129,384	137,147	142,364	145,329	(7,167)	(23,112)
Brokered and wholesale time deposits	106,555	106,676	106,918	106,818	106,641	(121)	(86)
Notes payable	5,212	5,686	5,695	5,026	2,536	(474)	2,676
Securities sold under agreements to repurchase	727	675	2,438	5,083	3,388	52	(2,661)
Total interest-bearing liabilities	1,652,851	1,663,983	1,662,506	1,747,126	1,736,646	(11,132)	(83,795)
Noninterest-bearing deposits	441,875	431,580	422,797	410,636	384,660	10,295	57,215
Other liabilities	41,385	34,668	49,287	59,240	76,149	6,717	(34,764)
Shareholders’ equity	439,105	429,494	427,212	427,239	429,586	9,611	9,519
Total liabilities and shareholders' equity	2,575,216	2,559,725	2,561,802	2,644,241	2,627,041	15,491	(51,825)
Interest Margins (2)
Interest-bearing deposits in other financial institutions	.27%	.27%	.31%	.27%	.23%	—%	.04%
Taxable investment securities	2.03	2.19	2.42	2.68	2.86	(.16)	(.83)
Nontaxable investment securities, tax-equivalent basis (3)	2.34	2.28	2.31	2.31	2.75	.06	(.41)
Noncovered loans receivable, tax-equivalent basis (4)	5.49	5.53	5.52	5.63	5.82	(.04)	(.33)
Covered loans receivable	42.91	73.74	36.34	29.39	19.96	(30.83)	22.95
Total earning assets	7.71%	11.60%	8.30%	7.75%	6.94%	(3.89)%	.77%
Interest-bearing transaction accounts	.12	.11	.11	.10	.12	.01	—
Savings & money market deposits	.44	.43	.42	.42	.43	.01	.01
Time deposits less than $100,000.54		.55	.57	.59	.59	(.01)	(.05)
Time deposits $100,000 or greater	.69	.67	.71	.72	.74	.02	(.05)
Brokered and wholesale time deposits	.93	.93	.93	.93	.93	—	—
Notes payable	11.52	11.44	11.49	10.77	12.79	.08	(1.27)
Securities sold under agreements to repurchase	—	—	.16	.08	.12	—	(.12)
Total interest-bearing liabilities	.46	.47	.47	.46	.47	(.01)	(.01)
Net interest spread	7.25	11.13	7.83	7.29	6.47	(3.88)	.78
Net interest margin	7.38%	11.26%	7.95%	7.40%	6.58%	(3.88)%	.80%

(1) The above amount includes average nonaccrual loans of $2,098 for 1Q14, $2,642 for 4Q13, $2,371 for 3Q13, $4,136 for 2Q13, and $3,980 for 1Q13.
(2) Annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the statutory tax rate of 35% in adjusting interest on tax-exempt securities to a fully taxable basis. The taxable equivalent adjustments included above amount to $11 for 1Q14, $11 for 4Q13, $12 for 3Q13, $13 for 2Q13, and $17 for 1Q13.
(4) Reflects taxable equivalent adjustments using the statutory tax rate of 35% in adjusting tax-exempt loan interest income to a fully taxable basis. The taxable equivalent adjustments included above amount to $65 for 1Q14, $97 for 4Q13, $72 for 3Q13, $73 for 2Q13, and $69 for 1Q13.